Exhibit 10.18

PPG INDUSTRIES, INC.
INCENTIVE COMPENSATION PLAN
FOR KEY EMPLOYEES

Effective: February 15, 1995
As Amended 4/17/1996; 2/18/98; 1/1/1999; 4/19/2000; 2/15/2006; 4/20/2006; 1/1/2019; 7/17/2024
As Further Amended 12/11/2024

INTRODUCTION

This PPG Industries, Inc. Incentive Compensation Plan for Key Employees (this “Plan”) is an amendment and restatement of the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees, originally effective February 15, 1995, as previously amended and in effect on April 19, 2006 (the “Prior Plan”). This amended and restated Plan applies to Awards that become vested or are paid on or after January 1, 2005. All such Awards shall be paid in accordance with the terms of this amended and restated Plan. The Prior Plan applies to all Awards that were vested and paid prior to January 1, 2005. This amendment and restatement of the Plan is effective as of January 1, 2025. Prior to the date on which the shareholders of the Company approve the PPG Industries, Inc. Omnibus Incentive Plan, Awards may be paid under this amended and restated Plan in the form of Common Stock of the Company in accordance with the terms of the Prior Plan (without regard to the deferral provisions thereof).

Section I - DEFINITIONS

1.1	Administrator means an officer or officers of the Company appointed by the Committee, and any persons designated by such Administrator to assist in the administration of the Plan.

1.2	Award means a grant of incentive compensation under the Plan.

1.3	Board means the Board of Directors of the Company.

1.4	Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then issued and outstanding shares of the Company’s voting common stock (“Outstanding Common Stock”) or (2) the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board (“Outstanding Voting Securities”); provided that, for purposes of this Section 1.4(a), a Change of Control shall not include (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 1.4(c)(1), 1.4(c)(2) and 1.4(c)(3).

(b)
Individuals who, as of April 20, 2006 (the “Reference Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the Reference Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(c)
Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(1)
All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

(2)
No Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

(3)
At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action taken by the Incumbent Board approving such Business Combination.

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)	A majority of the Incumbent Board otherwise determines that a Change in Control has occurred.

1.5	Code means the Internal Revenue Code of 1986, as amended.
1.6	Committee means the Compensation and Employee Benefits Committee of the Company (or any successor thereto).

1.7	Company means PPG Industries, Inc.

1.8
Corporation means the Company and any Subsidiary designated by the Committee as eligible to participate in the Plan, and which, by proper authorization of the Board or other governing body of such Subsidiary, elects to participate in the Plan.

1.9
Disability means any disability for which a Participant is approved to receive Long-Term Disability benefits pursuant to the PPG Industries, Inc. Long-Term Disability Plan or other long-term disability plan sponsored by the Corporation.

1.10	Employee means any full-time or permanent part-time employee (including any officer) of the Corporation.

1.11
Participant means an Employee who is approved by the Committee to participate in the Plan. Participants shall be limited to key Employees of the Corporation who contribute the most to the growth and profitability of the Company as determined by the Committee from time to time.

1.12	Plan Year means each calendar year.

1.13
Subsidiary means any corporation of which 50% or more of the outstanding voting stock or voting power is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a 50% or more ownership interest.

Section II - ELIGIBILITY AND AWARDS

2.1	Eligibility

(a)	A Participant whose employment is terminated prior to July 1 of a Plan Year by reason of retirement, job elimination, Disability or death shall not be entitled to any Award for such Plan Year.

(b)
A Participant whose employment is terminated on or after July 1of a Plan Year by reason of retirement, job elimination, Disability or death may be entitled to a prorated Award for such Plan Year as determined by the Committee in its sole and absolute discretion.

(c)	A Participant who, during a Plan Year, is transferred to a position that is not covered by the Plan may be entitled to a prorated Award based on the transfer date for such Plan Year.

(d)
A Participant whose employment is terminated during a Plan Year for reasons other than retirement, job elimination, Disability or death shall not be eligible to receive an Award for such Plan Year regardless of the date of such termination during such Plan Year.

(e)
If the employment of a Participant terminates after the last day of a Plan Year and before the date on which payment of the Award for such Plan Year is to be made for reasons other than retirement, job elimination, Disability or death, no Award shall be paid to such Participant for such Plan Year and, in such event, such Participant shall have no right to any payment with respect to such Award.

2.2	Awards

(a)
The Committee shall determine or approve, for each Plan Year, (1) the Participants, (2) the total amount of all Awards to all Participants, (3) the amount of the Award to each Participant and (4) the methodology for determining Award amounts. The Committee may impose such terms and conditions on any Award as the Committee determines in its discretion.

(b)	For any Plan Year, the Committee may delegate to another person the authority to determine (1) the Participants and (2) the amount of Awards to each Participant.

(c)
The Committee is under no obligation to make Awards to any particular individual or class of individuals, and the grant of an Award to a Participant in any given Plan Year shall not entitle such Participant to a grant in any other Plan Year or to continued employment by the Corporation.

2.3	Payment of Awards
Awards to Participants shall be made only in the form of cash. Payment of Awards shall be made to Participants not later than March 15 of the Plan Year following the end of the Plan Year to which the Awards relate, except that a Participant may defer the date of payment of an Award pursuant to the terms of the PPG Industries, Inc. Deferred Compensation Plan, as amended from time to time or any successor thereto.

Section III - SPECIFIC PROVISIONS RELATED TO BENEFITS

3.1	Nonassignability
No person shall have any power to encumber, sell, alienate or otherwise dispose of his/her interest under the Plan prior to actual payment to and receipt thereof by such person; nor shall the Administrator recognize any assignment in derogation of the foregoing. No interest under the Plan of any person shall be subject to attachment, execution, garnishment or any other legal, equitable or other process.

3.2	Limited Right to Assets of the Corporation
The amounts paid under the Plan shall be paid from the general funds of the Company, and the Participants shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations under the Plan.

3.3	Protective Provisions
The Participant shall cooperate with the Administrator by furnishing any and all information requested by the Administrator in order to facilitate the payment of amounts under the Plan. If a Participant refuses to cooperate, he/she may be deemed ineligible to receive a payment with respect to an Award or ineligible to continue to actively participate in the Plan.

3.4	Withholding
The Participant shall make appropriate arrangements with the Administrator (acceptable to the Administrator in its sole discretion) for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of amounts under the Plan. If no other arrangements are made, the Administrator may provide for such withholding and tax payments by any means he/she deems appropriate, in his/her sole discretion.

3.5	Forfeiture Provision
Notwithstanding any other provisions herein, the Participant, by accepting an Award under this Plan, agrees and acknowledges that in return for the Award granted by the Company under this Plan, the following continuing conditions shall apply:

(a)
If at any time within the Plan Year or within one year after the Plan Year the Participant engages in any activity in competition with any activity of the Company or any of its Subsidiaries, or contrary or harmful to the interests of the Company or any of its Subsidiaries, including, but not limited to, conduct related to the Participant’s employment for which either criminal or civil penalties against the Participant may be sought, violation of the Company’s or a Subsidiary of the Company’s business conduct policies or code of ethics, accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any of its Subsidiaries, disclosing or misusing any confidential information or material concerning the Company or any of its Subsidiaries, or participating in a hostile takeover attempt, or employing or recruiting any present, former or future Employee of the Company or any of its Subsidiaries (the “Competitive Conduct”), such Participant’s participation in the Plan shall terminate, unless terminated sooner by operation of another term or condition of this Plan, and any payment delivered to the Participant pursuant to Section 2.3 within the 12 months prior to the commencement of the Competitive Conduct shall be paid by the Participant to the Company. Any payments deferred by the Participant shall be considered to have been delivered for the purpose of this Section 3.5.

(b)
By accepting an Award under this Plan, the Participant consents to a deduction from any amounts the Company or any of its Subsidiaries owes the Participant from time to time, including amounts owed the Participant as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Participant by the Company or any of its Subsidiaries, to the extent of the amounts payable to the Company by the Participant under Section 3.5(a) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount payable by the Participant, calculated as set forth above, the Participant agrees to pay immediately the unpaid balance to the Company.

(c)
The Participant may be released from the Participant’s obligations under Sections 3.5(a) and 3.5(b) above only if the Administrative Subcommittee determines, in its sole discretion, that such action is in the best interest of the Company.

(d)
For purposes of this Section 3.5, the Administrative Subcommittee shall consist of the senior human resources officer of the Corporation, the employee responsible for the compensation function of the Corporation and a representative of the Law Department, as appointed by the General Counsel of the Company, or, if not so appointed, the General Counsel of the Company. The Administrative Subcommittee shall report all of its activities to the Committee.

Section IV - ADMINISTRATION AND CLAIMS

4.1	Administration

(a)
The Committee, for purposes of administering the Plan, shall meet and act as necessary to determine or approve for each Plan Year, the total amount of Awards to all Participants and the amount of Awards to Participants as the Committee deems appropriate.

(b)
Except as otherwise provided in the Plan, the Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms and shall have the complete authority to (1) determine eligibility for benefits, (2) construe the terms of the Plan and (3) control and manage the operation of the Plan.

(c)
Except as otherwise provided in the Plan, the Administrator shall have the authority to establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Administrator as to any disputed question, including questions of fact, shall be conclusive.

(d)	The Administrator may employ counsel and other agents and may procure such clerical, accounting and other services as the Administrator may require in carrying out the provisions of the Plan.

(e)	The Administrator shall not receive any compensation from the Plan for his/her services.

(f)
The Corporation shall indemnify and save harmless the Administrator against all expenses and liabilities arising out of the Administrator’s service as such, excepting only expenses and liabilities arising from the Administrator’s own gross negligence or willful misconduct, as determined by the Committee.

4.2	Claims

(a)
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally and physically competent and of age. If the Administrator determines that such person is mentally or physically incompetent or is a minor, payment shall be made to the legally appointed guardian, conservator or other person who has been appointed by a court of competent jurisdiction to care for the estate of such person, provided that proper proof of such appointment is furnished in a form and manner suitable to the Administrator. Any payment made in accordance with this Section 4.2(a) shall be a complete discharge of any liability therefore under the Plan. The Administrator shall not be required to see to the proper application of any such payment.

(b)
A Participant may not bring a claim for benefits in a court of law unless and until such Participant has made a claim for benefits with the Administrator, in accordance with procedures as the Administrator shall determine from time to time and, if such claim is denied, filed a request for a review of such denial with the Administrator, and such review is denied. The Participant or his authorized representative shall be afforded a reasonable opportunity for full and fair review by the Administrator of the decision denying his or her claim for benefits.

Section V - AMENDMENT AND TERMINATION

The Committee may amend the Plan, in whole or in part, or terminate the Plan at any time. The Company’s power to amend or terminate the Plan shall be exercisable by the Committee or by any individual authorized by the Committee to exercise such powers.

Section VI - MISCELLANEOUS

6.1	Successors of the Company
The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding on, the successors and assigns of the Company.

6.2	Trust
The Company shall be responsible for the payment of all amounts under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of amounts under the Plan. Such trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. Amounts paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

6.3	Employment Not Guaranteed
Nothing contained in the Plan nor any action taken under the Plan shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Corporation.

6.4	Gender, Singular and Plural
All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person requires. As the context may require, the singular may be read as the plural and the plural as the singular.

6.5	Headings
The headings of the sections, subsections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

6.6	Validity

If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect, the validity of any other provisions of the Plan.

6.7	Waiver of Breach
The waiver by the Company of any breach of any provision of the Plan by a Participant or a Participant’s beneficiary shall not operate or be construed as a waiver of any subsequent breach.

6.8	Applicable Law
The Plan shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

6.9	Notice
Any notice required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and either hand-delivered or sent by first class mail to the principal office of the Company at One PPG Place, Pittsburgh, PA 15272, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery.

6.10	Interpretation
It is intended that the Awards under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. If any Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount shall be paid in a manner that satisfies the requirements of Section 409A of the Code. The Plan shall be interpreted and construed accordingly.

6.11	Change in Control

(a)
Upon, or in reasonable anticipation of, a Change in Control, and except for Awards, payment with respect to which has been deferred pursuant to the terms of the Deferred Compensation Plan (which such payment shall be determined pursuant to the Deferred Compensation Plan):

(1)
Awards shall be made for the Plan Year during which the Change in Control occurs and then paid immediately to a trustee on such terms as the senior human resources officer of the Corporation and the senior finance officer of the Corporation, or either of them, or their successors, shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Participants) in order to cause the Awards so paid to be paid not later than March 15 following the end of the Plan Year to which the Awards relate.

(2)
If the Change in Control occurs during the first six months of the Plan Year, the amount of the Award payable to each Participant shall be one-half of the greater of (1) the target Award for such Plan Year or (2) the actual Award payable for such Plan Year, based on the methodology established by the Committee with respect to such Award. If the Change in Control occurs during the second six months of the Plan Year, the amount of the Award payable to each Participant shall be the greater of (1) the target Award for such Plan Year or (2) the actual Award payable for such Plan Year, based on the methodology established by the Committee with respect to such Award.

(b)
Notwithstanding any other provision of this Section 6.11, if an Award actually payable for such Plan Year (based on the methodology established by the Committee with respect to such Award) is greater than the Award made pursuant to this Section 6.11, the Participant shall be entitled to the greater of the two amounts.

6.12    Compensation Recovery Policy

Any Award, and any payment made pursuant to an Award, shall be subject to the Company’s Compensation Recovery Policy in effect as of the date hereof, as may be amended from time to time to comply with applicable laws (the “Compensation Recovery Policy”). By accepting an Award, and/or any payment made pursuant to an Award, each Participant acknowledges and agrees that no recovery or other action related to an Award and/or any payment made pursuant to an Award pursuant to the Compensation Recovery Policy shall constitute an event that triggers or contributes to any right the Participant may have to resign for “good reason” or “constructive termination” (or similar term) under any compensatory arrangement with the Company or any of its Subsidiaries. By accepting an Award and/or any payment made pursuant to an Award, the Participant acknowledges and agrees that the Participant’s acceptance of such Award and/or any payment made pursuant to an Award, shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of the Compensation Recovery Policy.